SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007 (December 13. 2007)

GENERAL STEEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	333-105903	412079252
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100020
(Zip Code)

Room 2315, Kun Tai International Mansion Building, Yi No 12, Chao Yang Men Wai Ave.,
Chao Yang District, Beijing
(Address of Principal Executive Offices)

+ 86 (10) 58797346
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2007, General Steel Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors (the “Buyers”). Pursuant to the Agreement, the Company agreed to sell to the Buyers (i) senior convertible notes in the aggregate principal amount of $40,000,000 (“Notes”) and (ii) warrants to purchase an additional aggregate amount of 1,154,958 shares of Common Stock of the Company (the “Warrants”). The Securities Purchase Agreement, and a form of the Notes and the Warrants are attached hereto as Exhibits 99.1-99.3.

The Notes bear initial interest at 3% per annum, which will be increased each year as specified in the Notes, payable semi-annually in cash or shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Notes have a five year term through December 12, 2012. They are convertible into shares of the Common Stock, subject to customary anti-dilution adjustments. The initial conversion price is $12.47. The Company may redeem the Notes at 100% of the principal amount, plus any accrued and unpaid interest, beginning December 13, 2008, provided the market price of the Common Stock is at least 150% of the then applicable conversion price for 30 consecutive trading days prior to the redemption. The Notes are secured by a first priority, perfected security interest in certain shares of Common Stock of Zuo Sheng Yu, as evidenced by the pledge agreement (the “Pledge Agreement”). The Notes are subject to events of default customary for convertible securities and for a secured financing. A form of the Pledge Agreement is attached hereto as Exhibit 99.4.

The Warrants grant the Buyers the right to acquire shares of Common Stock at $13.51 per share of Common Stock, subject to customary anti-dilution adjustments. The Warrants may be exercised to purchase Common Stock at any time or times on or after May 13, 2008, but not after May 13, 2013, the expiration date of the Warrants.

In connection with this transaction, the Company and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms and conditions of the Registration Rights Agreement, the Company has agreed to register within 60 calendar days after closing shares of Common Stock issuable to the Buyers for resale on a Form S-3 Registration Statement to be effective by 90 calendar days or 120 days if the registration statement is subject to a full review by the U.S. Securities and Exchange Commission. The Company shall register an amount of Common Stock for resale that equals at least 120% of the sum of shares issuable upon conversion of the Notes, the exercise of the Warrants and the payment of interest accrued on the Notes. The registration rights granted under the Registration Rights Agreement are subject to customary exceptions and qualifications and compliance with certain registration procedures. A form of the Registration Rights Agreement is attached hereto as Exhibit 99.5.

In connection with this transaction, the Company and Zuo Sheng Yu, the Chief Executive Officer, and Victory New Holding Limited entered into a voting agreement (the “Voting Agreement”), pursuant to which such shareholders agree to vote in favor of the approval of this transaction. A form of the Voting Agreement is attached hereto as Exhibit 99.6. Certain management members of the Company also entered into a lock-up agreement with the Company pursuant to which each of such management members agrees not to sell or offer to sell the Common Stock held by such a management member for one year after the initial effective date of the resale Form S-3 Registration Statement described above. A form of the lock-up agreement is attached hereto as Exhibit 99.7.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance and terms of the Notes and the Warrants and the entering into of the related arrangement and agreements is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The issuance of the Notes and the Warrants was done in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

99.1	Securities Purchase Agreement, dated December 13, 2007, among the Company and the Buyers

99.2	Form of Senior Convertible Note

99.3	Form of Warrant

99.4	Form of the Pledge Agreement

99.5	Registration Rights Agreement, dated as of December 13, 2007, among the Company and the Buyers

99.6	Form of the Voting Agreement

99.7	Form of the Lock-up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.
(Registrant)

Date: December 14, 2007	By:	/s/ John Chen
Name: John Chen
Title: Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Securities Purchase Agreement, dated December 13, 2007, among the Company and the Buyers

99.2	Form of Senior Convertible Note

99.3	Form of Warrant

99.4	Form of the Pledge Agreement

99.5	Registration Rights Agreement, dated as of December 13, 2007, among the Company and the Buyers

99.6	Form of the Voting Agreement

99.7	Form of the Lock-up Agreement